SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Westamerica Bancorporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1108 Fifth Avenue

San Rafael, California 94901

March 17, 2003

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Westamerica Bancorporation. It will be held at 11:00 a.m. PST on Thursday, April 24, 2003, at the Fairfield Center for Creative Arts, 1035 West Texas Street, Fairfield, California as stated in the formal notice accompanying this letter. We hope you will plan to attend.

At the Annual Meeting, the shareholders will be asked to elect directors, approve the Amended and Restated Stock Option Plan of 1995, and to ratify the selection of independent auditors. We will also review operating results for the past year and present other information concerning Westamerica.

In order to ensure your shares are voted at the Meeting, you can vote through the Internet, by telephone or by mail. Instructions regarding Internet and telephone voting are included on the proxy card. If you elect to vote by mail, please sign, date and return the proxy card in the accompanying postage-paid envelope. The Proxy Statement explains more about voting. If you attend the Meeting, you may vote in person even though you previously voted your proxy.

We look forward to seeing you at the Annual Meeting on Thursday, April 24, 2003, at the Fairfield Center for Creative Arts, 1035 West Texas Street, Fairfield, California.

Sincerely,

DAVID L. PAYNE

Chairman of the Board, President and Chief Executive Officer

WESTAMERICA BANCORPORATION

1108 Fifth Avenue

San Rafael, California 94901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time

Thursday, April 24, 2003, at 11:00 a.m. PST

Place

Fairfield Center for Creative Arts, Fairfield, California

Items of Business

1.	To elect 10 directors to serve until the 2004 Annual Meeting of shareholders;

2.	To approve the Amended and Restated Stock Option Plan of 1995;

3.	To ratify the Board’s appointment of KPMG LLP as independent auditors for 2003; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements.

Who May Vote?

Shareholders of record at the close of business on February 24, 2003 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Admission to the Meeting

Admission to the Meeting will require a ticket. If you are a shareholder of record and plan to attend, please check the appropriate box on the proxy card and an admission ticket will be mailed to you. If you are a shareholder whose shares are held through an intermediary, such as a bank or broker, and you plan to attend, please request a ticket by writing to the Shareholder Relations Department A-2B, Westamerica Bancorporation, P.O. Box 1250, Suisun City, California 94585-1250. Evidence of your ownership, which you can obtain from your bank, broker or other intermediary, must accompany your letter.

Annual Report

Westamerica Bancorporation’s Annual Report to shareholders for the fiscal year ended December 31, 2002 is enclosed. The Annual Report contains financial and other information about the activities of Westamerica Bancorporation, but it is not to be deemed a part of the proxy soliciting materials.

BY ORDER OF THE BOARD OF DIRECTORS

Kris Irvine

Assistant Corporate Secretary

Dated: March 17, 2003

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY, OR VOTE BY THE TELEPHONE OR INTERNET USING THE PROCEDURES DESCRIBED IN THE PROXY STATEMENT, SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

WESTAMERICA BANCORPORATION

1108 Fifth Avenue

San Rafael, California 94901

PROXY STATEMENT

March 17, 2003

GENERAL

PURPOSE

This Proxy Statement and the accompanying proxy card are being mailed to shareholders of Westamerica Bancorporation (“Westamerica” or the “Corporation”) beginning on or about March 17, 2003. The Westamerica Board of Directors is soliciting proxies to be used at the 2003 Annual Meeting of Westamerica shareholders, which will be held at 11:00 a.m. PST, Thursday, April 24, 2003, at the Fairfield Center for Creative Arts, Fairfield, California. Proxies are solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted on at the Annual Meeting or any adjournment or postponement of that Meeting.

Voting Information

Who Can Vote. You are entitled to vote if you were a shareholder of record of Westamerica common stock as of the close of business on February 24, 2003. Your shares can be voted at the Meeting only if you are present or represented by a valid proxy.

Proxy Card. The Board has designated Arthur C. Latno, Jr., Ronald A. Nelson and Edward B. Sylvester to serve as Proxies for the Annual Meeting. As Proxies, they will vote the shares represented by proxies at the Annual Meeting. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the Proxies in favor of the election of all of the director nominees, for approval of the changes to the Stock Option Plan and for ratifying the appointment of independent auditors for 2003. The Proxies will have discretionary authority to vote in accordance with their judgment on any other matter that may properly come before the Meeting.

Quorum and Shares Outstanding. A quorum, which is one-third of total shares outstanding as of Record Date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by shareholders attending in person or by their proxy holders. On February 24, 2003, 33,200,486 shares of Westamerica common stock were outstanding.

Required Votes – Election of Director Nominees. Each share is entitled to one vote, except in the election of directors where a shareholder may cumulate votes as to candidates nominated prior to voting, but only when a shareholder gives notice of intent to cumulate votes prior to the voting at the Meeting. If any shareholder gives such notice, all shareholders may cumulate their votes for nominees. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or distribute them in any manner among as many nominees as desired. In the election of directors, the 10 nominees receiving the highest number of votes will be elected.

If your proxy is marked “Withhold” with regard to the election of any nominee, your shares will be counted toward a quorum but they will not be voted for or against the election of that nominee.

Required Votes – Ratification of Auditors and Approval of Amended and Restated Stock Option Plan.

These proposals will be approved if the number of shares voted in favor of each proposal is equal to the majority of the shares present and voting at the meeting, but not less than a majority of the required quorum. Abstentions are deemed “present” for the purpose of obtaining a quorum, but will not have an affect on the outcomes unless the number of shares voting affirmatively for one of these matters is less than a majority of the required quorum. In that case, an abstention will have the same effect as a negative vote.

Broker “non-votes” are not included in the tabulation of the voting results on issues requiring approval of a majority of the votes cast and, therefore, do not have the effect as a negative vote. A broker “non-vote” occurs when a nominee, such as a broker or bank holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Broker “non-votes” are included in determining whether a quorum is present.

How You Can Vote. You may vote by proxy or in person at the Meeting. To vote by proxy, you may select one of the following options:

Vote by Telephone. You can vote your shares by telephone by calling the toll-free telephone number shown on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card.

Vote by Internet. You can also choose to vote on the Internet. The web site for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote on the Internet, you do NOT need to return your proxy card.

If you vote by Internet or telephone, your vote must be received by midnight, Central Time, on April 23, 2003 to ensure that your vote is counted. For Westamerica Plan participants, your vote must be received by midnight, Central Time, on April 21, 2003.

Vote by Mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Shares Registered in the Name of a Bank or Brokerage Firm. If your shares of common stock are held by a bank, broker or other nominee in “street name,” you will receive voting instructions from the record holder (including instructions, if any, on how to vote by telephone or through the Internet). You must follow these instructions in order to have your shares voted at the Annual Meeting.

Revocation of Proxy. If you vote by proxy, whether by telephone, Internet or mail, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by (a) signing another proxy card with a later date and delivering it to us prior to the Meeting or sending a notice of revocation to the Corporate Secretary of Westamerica at 1108 Fifth Avenue, San Rafael, CA 94901; (b) voting at a later time by telephone or on the Internet prior to the Meeting; or (c) attending the Meeting in person and casting a ballot.

Multiple Copies of Annual Reports to Shareholders. If you own Westamerica stock through a bank, broker, or other holder of record and received more than one copy of the Westamerica Annual Report at the same address, contact the holder of record to eliminate duplicate mailings. You should also contact the holder of record if, at a later date, you wish to resume the mailing of an Annual Report. To request additional Annual Reports or Proxy Statements, you can call Westamerica Bancorporation at (707) 863-6992 or you can send your request in writing to the Corporate Secretary of Westamerica at 1108 Fifth Avenue, San Rafael, CA 94901.

At least one account at your address must continue to receive an Annual Report, unless you elect to receive future Annual Reports and Proxy Statements over the Internet. Mailing of dividends, dividend reinvestment statements, proxy materials, and special notices will not be affected by your election to discontinue duplicate mailings of the Annual Report.

Electronic Access to Proxy Materials and Annual Reports. This Proxy Statement and the 2002 Annual Report are available on our Internet site at www.westamerica.com/investor_relations/index.html. If you hold your Westamerica common stock in street name through a broker, a bank or other nominee, you may have the option of securing your Proxy Statement and Annual Report over the Internet. If you vote this year’s proxy electronically, you may also be able to elect to receive future Proxy Statements, Annual Reports and other materials electronically by following the instructions when you vote.

Stock Ownership

Security Ownership of Certain Beneficial Owners. The Corporation does not know of any person or group that beneficially owned more than 5% of its common stock on February 24, 2003.

Security Ownership of Directors and Management. The following table shows the number of common shares and the percentage of the common shares beneficially owned (as defined below) by each of the current directors, by each of the nominees for election to the office of director, by the Chief Executive Officer, by the four other most highly compensated executive officers during 2002, and by all directors and executive officers of the Corporation as a group as of February 24, 2003. For the purpose of the disclosure of ownership of shares by directors and management below, shares are considered to be “beneficially” owned if a person, directly or indirectly, has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership of shares within 60 days of February 24, 2003.

	Amount and Nature of Beneficial Ownership
Name and Address **	Sole Voting and Investment Power		Shared Voting and Investment Power		Right to Acquire Within 60 Days of Feb. 24, 2003		Total	Percent of Class (2)
Etta Allen	10,707	(3)					10,707	*
Louis E. Bartolini	1,800						1,800	*
Arthur C. Latno, Jr.	3,219	(4)					3,219	*
Patrick D. Lynch	1,000						1,000	*
Catherine Cope MacMillan	4,000	(5)					4,000	*
Patrick J. Mon Pere	184,565	(6)			6,780		191,345	0.6%
Ronald A. Nelson	44,000						44,000	0.1%
Carl R. Otto	6,032						6,032	*
David L. Payne	90,931	(7)	539,841	(8)	1,166,884		1,797,656	5.4%
Edward B. Sylvester	84,500						84,500	0.3%
Jennifer J. Finger	1,127		1,551		94,560	(1)	97,238	0.3%
Robert W. Entwisle	3,174	(9)	935		104,160	(1)	108,269	0.3%
Hans T. Y. Tjian	76,046	(10)	19,186		109,034	(1)	204,266	0.6%
Robert A. Thorson	11		1,347		73,891	(1)	75,249	0.2%
All 17 Directors and Executive Officers as a Group	512,580		588,830		1,677,741		2,779,151	8.4%

*	Indicates beneficial ownership of less than one-tenth of one percent (0.1%) of the Corporation’s common shares.
**	The address of all persons listed is 1108 Fifth Avenue, San Rafael, CA 94901.

(1)	During 1996, the Corporation adopted the Westamerica Bancorporation Deferral Plan (the “Deferral Plan”) that allows recipients of restricted performance shares to defer income into succeeding years. Includes restricted performance shares that have been deferred into the Deferral Plan since 1996, as well as restricted performance shares that vested as of January 23, 2003, whether or not deferred by the executive into the Deferral Plan.

(2)	In calculating the percentage of ownership, all shares which the identified person or persons have the right to acquire by exercise of options are deemed to be outstanding for the purpose of computing the percentage of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(3)	Includes 10,350 shares held in a trust as to which Mrs. Allen is trustee.

(4)	Includes 1,200 shares owned by Mr. Latno’s wife, as to which Mr. Latno disclaims beneficial ownership.

(5)	Includes 3,040 shares held in a trust as to which Ms. MacMillan is trustee.

(6)	All shares are part of the Mon Pere Investment, L.P., a family limited partnership of which Mr. Mon Pere and his wife are sole general partners and sole limited partners except for limited partnership interests that were gifted to three individuals in the aggregate of 0.5%. Mr. Mon Pere disclaims beneficial ownership of WABC common stock held by the LP except to the extent of his pecuniary interest therein.

(7)	Includes 921 shares held as custodian under the Uniform Gift to Minors Act.

(8)	Includes 528,837 shares owned by Gibson Radio and Publishing Company, of which Mr. Payne is President and Chief Executive Officer, as to which Mr. Payne disclaims beneficial ownership.

(9)	Held in a trust, as to which Mr. Entwisle is co-trustee with sole voting and investment power.

(10)	Includes 76,003 shares held in a trust, as to which Mr. Tjian is co-trustee with sole voting and investment power and also includes 43 shares held as custodian under the Uniform Gift to Minors Act.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Corporation’s directors and executive officers and persons who own more than 10% of a registered class of the Corporation’s equity securities to file with the Securities and Exchange Commission (the “SEC”) and the National Association of Securities Dealers initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Such persons are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

To the Corporation’s knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements were complied with by Westamerica’s officers, directors and 10% shareholders.

PROPOSAL 1 — ELECTION OF DIRECTORS

On May 1, 2002, Louis Herwaldt retired from the Board. The Board has elected by resolution to reduce the number of directors of the Board to be elected at the Annual Meeting to hold office for the ensuing year and until their successors are elected and qualified to 10. It is the intention of the proxy holders named in the enclosed proxy to vote such proxies (except those containing contrary instructions) for the 10 nominees named below. The Board does not anticipate that any of the nominees will be unable to serve as a director, but if that should occur before the Meeting, the proxy holders reserve the right to substitute another person as nominee and vote for such person as directed by the Corporation’s Board of Directors. The proxy holders reserve the right to cumulate votes for the election of directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the proxy holders may determine in their discretion.

Nominees

The nominees for election to the office of director of the Board are named and certain information with respect to them is given below. The information has been furnished to the Corporation by the respective nominees. All of the nominees have engaged in their indicated principal occupation for more than five years, unless otherwise indicated.

Name of Nominee	Principal Occupation	Director Since
Etta Allen	Mrs. Allen, 73, is President and owner of Allen Heating and Sheet Metal of Greenbrae, California, and President and owner of Sunny Slope Vineyard, Glen Ellen, California.	1988

Louis E. Bartolini	Mr. Bartolini, 71, retired in 1988 as a Vice President and financial consultant with Merrill Lynch, Pierce, Fenner & Smith, Inc. He currently devotes some of his time to serving on various community service boards.	1991

Arthur C. Latno, Jr.	Mr. Latno, 73, was an Executive Vice President for Pacific Telesis Group (formerly Pacific Telephone Co.) in San Francisco, California. Mr. Latno retired from that company in November of 1992. He currently devotes some of his time to serving on various community service boards.	1985

Patrick D. Lynch	Mr. Lynch, 70, currently serves as a consultant to several private high technology firms.	1986

Catherine Cope MacMillan	Ms. MacMillan, 56, is General Counsel for Nob Hill Properties, Inc., the owner of the Huntington Hotel in San Francisco, California. Prior to 2000, she was President and owner of the Firehouse Restaurant in Sacramento, California.	1985

Patrick J. Mon Pere	Mr. Mon Pere, 72, is the owner and President/Chief Executive Officer of Patrick James Inc., a men’s retail clothing firm. Mr. Mon Pere served as a director of ValliCorp Holdings, Inc., which merged with and into the Corporation in 1997.	1997

Name of Nominee	Principal Occupation	Director Since
Ronald A. Nelson	Mr. Nelson, 60, was Executive Vice President of Charles M. Schulz Creative Associates, and a general partner in various Schulz partnerships through 1995. He has long been involved in the development of commercial property and also devotes time to personal investments and business consulting.	1988

Carl R. Otto	Mr. Otto, 56, is the President and Chief Executive Officer of John F. Otto, Inc., a general contracting firm in Sacramento, California.	1992

David L. Payne	Mr. Payne, 47, is the Chairman of the Board, President and Chief Executive Officer of the Corporation. Mr. Payne is President and Chief Executive Officer of Gibson Printing and Publishing Company and Gibson Radio and Publishing Company, which are newspaper, commercial printing and real estate investment companies headquartered in Vallejo, California.	1984

Edward B. Sylvester	Mr. Sylvester, 66, is the President of Sylvester Engineering, Inc. and SCO Planning and Engineering, Inc., civil engineering and planning firms with offices in Nevada City and Truckee, California.	1979

THE BOARD RECOMMENDS ELECTION OF ALL NOMINEES.

Meetings and Committees of the Board

Meetings

The Board held a total of 12 meetings during 2002. Every director attended at least 75%, except for former Directors Don Emerson who attended 67% and Louis Herwaldt who attended 63%, of the aggregate of: (i) the 12 Board meetings or that number of Board Meetings held during the period in which they served; and (ii) the total number of meetings of any Committee of the Board on which such director served.

Committees of the Board

Executive Committee:

Members: D. L. Payne, Chairman; A. C. Latno, Jr., P. D. Lynch and E. B. Sylvester.

Number of Meetings in 2002: Eleven

Functions: The Board delegates to the Executive Committee, subject to the limitations of the California General Corporation Law, any powers and authority of the Board in the management of the business and affairs of the Corporation.

Audit Committee:

Members: R. A. Nelson, Chairman; L. E. Bartolini, C. C. MacMillan, P. J. Mon Pere and C. R. Otto.

Number of Meetings in 2002: Five

Functions: The Audit Committee provides independent, objective oversight of the Corporation’s accounting, internal controls and financial reporting. The Audit Committee selects and retains the independent auditors and reviews the plan and results of the auditing engagement. The Audit Committee meets with management and the independent auditors as may be required. The Audit Committee Report that follows more fully describes the responsibilities and the activities of the Audit Committee.

Employee Benefits and Compensation Committee:

Members: P. D. Lynch, Chairman; E. Allen, A.C. Latno, Jr., and R. A. Nelson.

Number of Meetings in 2002: Five

Functions: The Employee Benefits and Compensation Committee administers and carries out the terms of the Corporation’s employee stock option plans as well as the tax deferred savings and retirement plan, and profit-sharing plan. The Employee Benefits and Compensation Committee administers the Corporation’s compensation programs and reviews and recommends to the Board the compensation level for the executive officers of the Corporation and its subsidiaries. The Employee Benefits and Compensation Committee also reviews the performance of and recommends promotions for the executive officers of the Corporation.

Nominating Committee:

Members: A. C. Latno, Jr., Chairman; P. D. Lynch, and E. B. Sylvester.

Number of Meetings in 2002: One

Functions: The Nominating Committee is responsible for reviewing the fees paid to directors for attendance at Board and Committee meetings and making recommendations with respect thereto. For the annual meeting to be held in 2004, the Nominating Committee will consider shareholder nominations for election to the Board submitted in accordance with Section 2.14 of the Bylaws of the Corporation, which requires that nominations be submitted in writing and must be received by the Assistant Corporate Secretary at least 45 days before the anniversary of the date on which the corporation first mailed its proxy materials for the prior year’s annual meeting of shareholders. The nominations shall contain certain specified information regarding the nominee and the nominating shareholder. Nominations not made in accordance with Section 2.14 may be disregarded by the chairperson of the Meeting in his or her sole discretion.

Loan and Investment Committee:

Members: E. B. Sylvester, Chairman; E. Allen, A. C. Latno, Jr. and C. C. MacMillan.

Number of Meetings in 2002: Eleven

Functions: The Loan and Investment Committee is responsible for reviewing major loans and investment policies and for monitoring the activities related to the Community Reinvestment Act.

Compensation of Non-Employee Directors

During 2002, non-employee directors of the Corporation received an annual retainer of $14,000. Each non-employee director received $1,000 for each meeting of the Board that he or she attended.

During 2002, each non-employee director received $500 for each Committee meeting of the Board attended. The Chairman of each Committee received an additional $250, for a total of $750, for each Committee meeting attended. The Chairman of the Board, D. L. Payne, is compensated as an employee and did not receive an annual retainer or directors’ fees.

Corporation Transactions with Directors and Management

Certain of the directors, executive officers and their associates have had banking transactions with subsidiaries of the Corporation in the ordinary course of business. With the exception of the Corporation’s Employee Loan Program, all outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, did not involve more than a normal risk of collectibility and did not present other unfavorable features. As part of the Employee Loan Program, all employees, corporate officers and directors are eligible to receive mortgage loans at one percent (1%) below the bank’s prevailing interest rate.

Board Compensation Committee Report

Overview. The Employee Benefits and Compensation Committee of the Board of Directors (the “Committee”) is comprised solely of directors who are not current or former employees of Westamerica Bancorporation. It oversees the executive compensation program and determines annual compensation for executives based on performance. This executive compensation program and annual evaluation process establishes a competitive base salary for each executive and offers incentive compensation which can provide additional compensation if established performance measures are achieved.

Compensation Objectives and Policies. The Committee seeks to ensure that:

•	incentive compensation is closely linked to company-wide, division and individual performance;
•	the interests of the Corporation’s employees are aligned with those of its shareholders through stock-based incentives and resulting stock ownership; and
•	compensation and benefits are set at levels that enable the Corporation to attract and retain highly qualified employees.

In determining total compensation, the Committee obtains competitive market data, comparing the Corporation’s compensation practices to those of a peer group of companies. The peer group is comprised of companies in the banking industry with which the Corporation competes for executive talent and which are generally comparable with respect to business activities.

Base Salary and Bonus. Each executive officer named in the Summary Compensation Table receives a monthly base salary and is eligible to receive an annual cash bonus. Over time, the Committee intends to limit base salaries, creating an increasing reliance on annual cash bonuses to achieve targeted total cash compensation, thus increasing the percentage of total compensation dependent upon meeting specific performance objectives.

Corporate performance measures are established each year based on the Corporation’s business objectives. Specific criteria for each corporate objective are established for “Threshold,” “Target,” and “Outstanding” performance. Achievement of these annual corporate-level performance measures determines between 55% and 80% of the annual cash bonuses to be paid to each named executive, with the remaining 20% to 45% of the annual cash bonus determined by individual and division-level performance. This furthers the Committee’s goal of linking management compensation to shareholder interests.

Stock Options and Restricted Performance Shares. Each named executive officer may be awarded an annual grant of stock options if one-year corporate-level goals are achieved. All named executive officers, except the Chief Executive Officer, are also eligible to receive an annual grant of restricted performance shares. Stock options are priced at 100% of fair market value on the date of grant and generally vest over three years. Options generally expire ten years after grant. Restricted performance shares generally vest three years after grant but only if three-year corporate-level performance goals are met.

Performance Criteria. Specific criteria for each corporate objective are established for “Threshold,” “Target,” and “Outstanding” performance. During 2002, corporate performance measures for cash bonuses and stock option grants included meeting predetermined target levels for:

•	return on equity, return on assets and earnings per share;
•	credit quality measures; and
•	revenue-per-share growth.

It also included:

•	holding non-interest expenses below a predetermined level;
•	maintaining satisfactory audit results; and
•	improving service quality.

Additional corporate performance objectives for a three-year period are established by the Committee to accompany each grant of restricted performance shares. Whether each grant vests three years following the date of grant is determined by achievement of these pre-established, three-year performance objectives which include, but are not limited to:

•	return on assets, earnings per share growth and revenue per share growth;
•	return on equity exceeding peers in the banking industry;
•	asset quality; and
•	service quality and client satisfaction.

Compensation of Chief Executive Officer. Mr. Payne’s 2002 base salary was $350,004 and annual cash bonus was $450,000. His 2002 bonus (included in the Summary Compensation Table below) was related 80% to the achievement of the corporate goals listed above and 20% to the achievement of individual management goals. Individual management goals achieved in 2002 included satisfactory results from regulatory examinations, satisfactory internal controls, satisfactory progress on acquisitions, satisfactory progress on employee development plans, and satisfactory improvements in service quality. Pursuant to the 1995 Stock Option Plan, Mr. Payne was granted 250,000 nonqualified stock options in January 2003 which was related to achievement of the 2002 performance measures. Compared to the corporate objectives, the Corporation:

•	reached its profitability objectives;
•	improved credit quality measures to better than targeted levels;
•	outperformed non-interest expense and control goals; and
•	improved efficiency measures to better than targeted levels.

Mr. Payne is not eligible for restricted performance shares.

Other. Internal Revenue Code (“IRC”) Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Corporation in any year with respect to certain of the Corporation’s highest paid executives. Certain “performance-based compensation” is not counted toward this limit. The Corporation intends generally to qualify compensation paid to executive officers for deductibility under the IRC, including Section 162(m), but reserves the right to pay compensation that is not deductible under Section 162(m).

The Employee Benefits and Compensation Committee believes that the foregoing compensation programs and policies provide competitive levels of compensation, encourage long-term performance and promote management retention while further aligning shareholder and management interests in the performance of the Corporation and the Corporation’s common stock.

The Employee Benefits and Compensation Committee:

Etta Allen	Patrick D. Lynch, Chairman Ronald A. Nelson	Arthur C. Latno, Jr.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Lynch, Latno, Nelson, and Mrs. Allen. No member of the Compensation Committee was an officer or employee of the Corporation or any of its subsidiaries during 2002. None of the executive officers of the Corporation has served on the Board of Directors or on the Compensation Committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Corporation.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation of the Corporation’s Chief Executive Officer and the four other most highly compensated executive officers for services in all capacities to the Corporation, Westamerica Bank and other subsidiaries during 2002, 2001, and 2000:

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Other(2)	Restricted Stock Awards(3)(4)	Securities Underlying Options(3)	All Other Compensation(5)
David L. Payne	2002	$350,004	$450,000	—	—	250,000	$25,634	(6)
Chairman, President & CEO	2001	320,004	450,000	—	—	168,780	86,791
	2000	272,016	400,000	—	—	261,500	266,192

Jennifer J. Finger	2002	$129,996	$97,700	—	$132,103	21,840	$20,378
SVP & CFO	2001	129,996	98,200	—	139,498	22,670	18,228
	2000	130,016	90,600	—	135,120	36,040	18,228

Robert W. Entwisle	2002	$134,280	$90,000	—	$118,932	19,680	$23,437
SVP	2001	134,280	110,000	—	125,705	20,430	18,967
	2000	134,280	50,000	—	121,680	32,470	18,563

Hans T. Y. Tjian	2002	$130,008	$92,500	—	$118,932	19,680	$24,384
SVP	2001	130,008	92,500	—	125,705	20,430	20,973
	2000	130,008	84,500	—	159,120	40,034	20,961

Robert A. Thorson	2002	$106,710	$65,300	—	$60,822	11,090	$13,404
SVP & Treasurer	2001	98,160	56,300	—	64,232	11,510	11,800
	2000	98,160	50,900	—	62,400	18,300	10,680

(1)	Includes bonuses in the year in which they were earned.

(2)	Excludes perquisites and other personal benefits that, in the aggregate, do not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for the named executive officer.

(3)	The Corporation grants restricted performance shares and stock options in the first quarter of each year based on corporate performance in the prior calendar year. As with all outstanding shares of common stock, dividends are paid only on vested restricted performance shares. At December 31, 2002, these individuals held the following unvested restricted performance shares with the following fair market values, based on the closing price of the Corporation’s Common Stock on December 31, 2002 of $40.18 per share: Finger (12,580 shares valued at $505,464); Entwisle (11,330 shares valued at $455,239); Tjian (12,890 shares valued at $517,920); and Thorson (5,800 shares valued at $233,044). The following table sets forth the restricted performance share grants that were made on the following dates to the named individuals:

	Jan. 25, 2000 Market Price: $24.00/Share	Jan. 25, 2001 Market Price: $39.40625/Share	Jan. 23, 2002 Market Price: $38.74000/Share
David L. Payne	0	0	0
Jennifer J. Finger	5,630	3,540	3,410
Robert W. Entwisle	5,070	3,190	3,070
Hans T. Y. Tjian	6,630	3,190	3,070
Robert A. Thorson	2,600	1,630	1,570

(4)	Restricted performance shares based on corporate performance in 2002 were granted on January 23, 2003 (on which date the market price was $40.75 per share) to the named individuals as follows: Payne—0; Finger—3,330; Entwisle—3,000; Tjian—3,000; and Thorson—1,670.

(5)	Includes 2002 matching contributions made by the Corporation under the Tax Deferred Savings/Retirement Plan (“ESOP”) for the accounts of Messrs. Payne, Entwisle, Tjian, Thorson and Ms. Finger in the amounts of: Payne—$0; Finger—$11,000; Entwisle—$12,000; Tjian—$10,749; and Thorson—$5,866; and includes 2002 contributions made by the Corporation under the Profit Sharing/Retirement Plan for the accounts of Messrs. Payne, Entwisle, Tjian and Thorson, and Ms. Finger in the amounts of: Payne—$9,000; Finger—$9,000; Entwisle—$9,000; Tjian—$9,000; and Thorson—$7,344; and includes 2002 insurance premiums paid by the Corporation for the accounts of Messrs. Payne, Entwisle, Tjian and Thorson and Ms. Finger in the amounts of: Payne—$1,166; Finger—$378; Entwisle—$2,437; Tjian—$4,635; and Thorson—$195.

(6)	Includes the dollar value of the benefit to Mr. Payne of the remainder of the premium payable by the Corporation with respect to a split dollar life insurance policy for Mr. Payne (projected on an actuarial basis) in the amount of $11,960 for 2002; and bonus paid to Mr. Payne which he used to pay his portion of split dollar life insurance premiums in the amount of $3,508 for 2002.

Stock Options

The following table describes stock options that were granted pursuant to the Westamerica Bancorporation 1995 Stock Option Plan (the “1995 Stock Option Plan”) to the Corporation’s Chief Executive Officer and the four other most highly compensated executive officers in the fiscal year ended December 31, 2002. All of these grants were made on January 23, 2002, based on achievement of 2001 corporate performance objectives.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to All Employees in Fiscal Year	Exercise Price	Expiration Date	Present Value (2)
David L. Payne	250,000	41%	$38.74000	1/23/2012	$2,145,000
Jennifer J. Finger	21,840	4	38.74000	1/23/2012	187,387
Robert W. Entwisle	19,680	3	38.74000	1/23/2012	168,854
Hans T. Y. Tjian	19,680	3	38.74000	1/23/2012	168,854
Robert A. Thorson	11,090	2	38.74000	1/23/2012	95,152

(1)	All options are nonqualified stock options, which vest ratably over a three-year period commencing one year after the grant date. All options have an exercise price equal to the market value on the date of grant. The terms of all of the Corporation’s stock option plans provide that options may become exercisable in full in the event of a Change of Control as defined in the 1995 Stock Option Plan.

(2)	A Modified Roll option pricing model using certain assumptions, including 10.0% annual dividend growth, a risk-free rate equal to the six-year U.S. Treasury yield of 4.60%, volatility of 20.00% and a seven-year maturity was used to derive the per share option value of $8.58.

The following table sets forth the stock options exercised in 2002 and the December 31, 2002 unexercised value of both vested and unvested stock options for the Corporation’s Chief Executive Officer and the four other most highly compensated executive officers.

Aggregated Option Exercises in Last Fiscal Year and

December 31, 2002 Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-The-Money Options at December 31, 2002 (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
David L. Payne	23,000	$769,713	960,374	449,686	$14,422,155	$1,857,408
Jennifer J. Finger	0	0	58,210	48,966	440,068	237,514
Robert W. Entwisle	0	0	74,897	44,123	657,513	213,994
Hans T. Y. Tjian	46,200	1,172,657	75,320	46,644	709,065	254,784
Robert A. Thorson	0	0	53,837	24,863	610,644	120,605

(1)	Based on the closing price of the Corporation’s Common Stock of $40.18 per share on December 31, 2002.

Equity Compensation Plan Information

The following table summarizes share information about Westamerica’s equity compensation plans including the 1985 Stock Option Plan, and the 1995 Stock Option Plan. Both of these plans have been approved by our shareholders.

Plan Category	Number of common shares to be issued upon exercise of outstanding options warrants, and rights(1)		Weighted- average exercise price of outstanding options warrants, and rights(1)	Number of common shares available for future issuance under equity compensation plans (1) (2)
Equity compensation plans
approved by shareholders	2,869,677	(3)(4)	$29.93	1,495,373
Equity compensation plans
not approved by shareholders	—		—	—
Total	2,869,677		$29.93	1,495,373

(1)	The information in the above table is as of the end of the 2002 fiscal year.

(2)	Under the Stock Option Plan of 1995 (the “1995 Plan”), the maximum aggregate number of shares for which options or other rights may be granted in any calendar year is two percent (2%) of the number of issued and outstanding shares as of January 1 of that year plus any shares that have been reserved but not issued under Awards during any previous calendar year. Shares reserved but unissued shall remain available for grant during any subsequent calendar year. Awards that expire or are cancelled, forfeited or terminated before being exercised shall again become available for future awards under the Plan. The 1995 Plan expires April 24, 2005, unless the proposal to approve the Amended and Restated Stock Option Plan of 1995 is approved by shareholders at the 2003 Annual Meeting. If the shareholders approve the Amended and Restated Stock Option Plan of 1995, the maximum aggregate number of shares for which options or other rights may be granted in any calendar year will be increased by the least of (i) two percent (2%) of the shares of common stock outstanding as of the last day of the prior fiscal year, (ii) 675,000 shares, subject to adjustment pursuant to Article XII, or (iii) such lesser amount as the Board may determine. Any shares that have been reserved but not issued under Awards during any calendar year shall remain available for grant during any subsequent calendar year. Awards that expire or are cancelled, forfeited or terminated before being exercised shall again become available for future awards under the Plan.

(3)	Includes 57,550 restricted performance shares (RPS) that were outstanding on December 31, 2002 under Westamerica’s Stock Option Plan of 1995. RPS awards currently outstanding vest upon achievement of predetermined performance goals at the end of the third year following the date of grant. RPS awards do not have an exercise price because their value is dependent upon the achievement of certain performance goals and may be settled for common stock on a one-for-one or cash basis. Accordingly, the RPS awards have been disregarded for purposes of computing the weighted-average exercise price.

(4)	Includes assumed plans with options issued in connection with Westamerica’s acquisitions of Kerman State Bank and First Counties Bank and its mergers with PV Financial and ValliCorp. Upon consummation of these transactions, all outstanding options to purchase common stock of the acquired companies were converted into options to purchase shares of Westamerica common stock. As of December 31, 2002, there were outstanding options to acquire 878 shares of Westamerica common stock, at a weighted average exercise price of $51.24 per share, that were granted in connection with the Kerman State Bank acquisition and options to acquire 10,987 shares of Westamerica common stock at a weighted average exercise price of $13.09 per share that were granted in connection with the First Counties Bank acquisition. Additionally, there were outstanding options to acquire 1,602 shares of Westamerica common stock, at a weighted average exercise price of $6.08 per share, that were granted in connection with the PV Financial merger, and options to acquire 12,516 shares of Westamerica common stock, at a weighted average exercise price of $12.90 per share, that were granted in connection with the ValliCorp merger. Westamerica cannot grant any additional awards under these assumed equity compensation plans or under its 1985 Plan.

Other Compensation Arrangements

Certain Employment Contracts

Westamerica entered into an employment agreement with Mr. Entwisle, dated January 7, 1987. Mr. Entwisle’s annual base salary is $134,280. The agreement is “evergreen” in the sense that the term of the agreement is automatically extended for one additional month upon completion of each additional month of employment unless Westamerica gives Mr. Entwisle one year’s notice of intent to terminate.

Westamerica may terminate Mr. Entwisle’s employment without cause and Mr. Entwisle may terminate his employment for “good reason,” as defined in the agreement. Under such circumstances, however, Mr. Entwisle would be entitled to severance pay or liquidated damages equal to the sum of: (i) one time his annual base salary; (ii) his maximum bonus(es) had he remained employed one additional year past the date of termination; and (iii) an amount equal to his automobile allowance for the one year preceding the date of termination.

Hans T. Y. Tjian accepted a position with Westamerica as Senior Vice President and Manager of Operations and Systems Administration under the terms set forth in a letter agreement dated April 14, 1989. Under the terms of this agreement, Mr. Tjian is entitled to: (i) receive an annual salary of $130,008; (ii) receive a car allowance of $1,000 per month; (iii) participate in Westamerica’s executive bonus plan; (iv) participate in the Corporation’s Stock Option Plan; and (v) vacation leave. In addition, Mr. Tjian is entitled to receive severance pay equal to his annual base salary for one year, if his position is eliminated as a result of a Change of Control (as defined in the agreement).

Pension Agreement

During 1997, the Corporation entered into a nonqualified pension agreement (“Pension Agreement”) with Mr. Payne in consideration of Mr. Payne’s agreement that restricted performance shares granted in 1995, 1996 and 1997 would be canceled. In January 2000, the Employee Benefits and Compensation Committee (the “Committee”), based on the Corporation’s achievement of certain performance goals which had first been established for Mr. Payne’s 1995, 1996, and 1997 restricted performance shares, determined Mr. Payne’s annual pension will be $511,950. The vested portion of the pension will be paid to Mr. Payne as a 20-year certain pension commencing at age 55. Mr. Payne became fully vested in the pension on December 31, 2002.

As part of the Pension Agreement, if Mr. Payne becomes subject to an excise tax as a result of the accelerated vesting of the pension in connection with a Change of Control (as defined in the Pension Agreement), Mr. Payne will also receive a cash payment equal to the sum of (i) the portion of any excise tax due attributable to the vested pension in excess of the portion of any excise tax that would be due if Mr. Payne’s restricted performance shares had not been canceled, and (ii) the amount necessary to restore Mr. Payne to the same after-tax position as if no such excise tax had been imposed.

Deferred Compensation Agreement

In December 1998, the Corporation entered into a deferred compensation agreement with Mr. Payne for additional discretionary deferred compensation to provide an incentive to remain with the Corporation through his retirement. The deferred compensation will be delivered in the form of discretionary monthly company contributions to be deposited in a non-qualified deferred compensation plan. The Committee will periodically review the accumulated deferred compensation balance, including investment performance, to determine if the additional discretionary company contributions are necessary to provide to Mr. Payne with an appropriate level of retirement benefits. The amount of such additional company contributions will be determined quarterly by the Committee and be based on Mr. Payne’s attaining of certain performance goals to include, but not be limited to, shareholder returns, overall financial performance, merger and acquisition activities, loan review examinations, asset quality and related reserves, and revenue growth.

Mr. Payne’s deferred compensation award will be paid in a lump sum and be contingent upon his continuous employment through January 1, 2004. The agreement allows for accelerated payment only in the event of death, disability, termination without cause, and termination as a result of a Change of Control (as defined in the 1995 Stock Option Plan). The Compensation Committee and Mr. Payne mutually agreed that monthly contributions would be temporarily suspended. As a result, no contributions were made in 2002. The accumulated deferred compensation account balance was $486,570 on December 31, 2002.

INVESTMENT PERFORMANCE

Comparison of Five-Year Cumulative Total Return (1)

	Period Ending

Index	1997	1998	1999	2000	2001	2002

Westamerica Bancorporation (WABC)	$100	$107.82	$81.97	$126.31	$116.29	$118.08
S & P 500 (SPX)	100	127.97	152.35	136.90	119.05	91.23
NASDAQ Bank Index (CBNK)	100	88.23	81.19	93.10	102.48	107.11

(1)	Assumes $100 invested on December 31, 1997 in the Corporation’s Common Stock, the S&P 500 composite stock index and NASDAQ’s Bank Index.

PROPOSAL 2 — AMENDED AND RESTATED WESTAMERICA BANCORPORATION

STOCK OPTION PLAN OF 1995

General

The Corporation’s Stock Option Plan of 1995 was adopted by the Board on January 26, 1995 and approved by shareholders on April 25, 1995. It will expire on April 24, 2005. Therefore, shareholders are being asked to approve the Amended and Restated Stock Option Plan of 1995 (the “Amended Plan”) that will, among other things, extend the term of the plan until April 24, 2013. The Amended Plan is subject to shareholder approval at the April 24, 2003 Annual Meeting of Shareholders. A summary of proposed changes is set forth below, followed by a summary description of the entire Amended Plan. The full text of the Amended Plan is attached to this proxy statement as Exhibit A.

Approval of the Amended Plan will allow Westamerica to continue to provide long-term incentives to employees who are responsible for the success and growth of Westamerica, to further align the interests of employees with the interests of the shareholders and to assist Westamerica in attracting and retaining employees of experience and outstanding ability.

Summary of Changes

Available Shares Limited. On January 1 of each plan year, the current plan reserves 2% of shares outstanding for issuance, without limit, in addition to unissued, cancelled, terminated or forfeited shares from previous years of the plan. The Amended Plan establishes a limit in determining annual reserves for options to the least of (i) 2% of shares outstanding on January 1 of each plan year, (ii) 675,000 shares, or (iii) a lesser amount as the Board may determine. The use of unissued, cancelled, terminated or forfeited shares from previous years remains unchanged. Shares available for Incentive Stock Options (“ISOs”) over the life of the Amended Plan have been raised to 500,000 shares from 400,000 shares. Options or Stock Appreciation Rights (SAR) that are granted during a single year to a single individual will be limited to 300,000 shares under the Amended Plan.

Plan Expiration Date. The current plan expires April 24, 2005. The Amended Plan expires on April 24, 2013 after which shareholder approval is again required to extend the term or approve a new stock option plan.

No Repricing for Poor Stock Performance. Article IV paragraph 2 of the Amended Plan states that the exercise price of outstanding options may not be decreased and no option may be cancelled or forfeited and immediately re-granted to affect the same result. Article XII of the Amended Plan does allow the price of options to be adjusted to reflect stock splits and other corporate actions.

Restricted Performance Share Grants (RPS). While the vesting of RPS grants at the end of its performance period has always required meeting multiple performance goals, Article XI of the Amended Plan now lists the criteria that the Committee must use in establishing such goals. See Restricted Performance Shares below. Also, the Amended Plan now provides that no key employee shall receive a grant for more than 25,000 stock units with respect to a performance period.

Compensation Committee Composition. While for more than fifteen years no member of the Compensation Committee had ever been an employee of Westamerica Bancorporation, its affiliates or predecessors, Article IV paragraph 2 of the Amended Plan now specifically states that the composition of the Committee shall meet the definition of independence to enable any award intended to qualify as “performance based compensation” to meet Section 162(m) of the Internal Revenue Code.

Eligible Employees. The provision that no person shall be eligible to receive an option who owns stock possessing more than 10% of total combined voting power of all classes of stock of the Corporation and its subsidiaries has been eliminated.

Change of Control Defined. The current Plan allows for accelerated vesting of options and awards in the event that either (i) the shareholders of the Corporation approve a dissolution or liquidation of the Corporation or a sale of all or substantially all of the Corporation’s assets to another corporation, or (ii) a tender within the meaning of Section 14 of the Exchange Act is made for five percent (5%) or more of the Corporation’s outstanding common stock. The Amended Plan further defines a merger or consolidation of the Corporation with or into another entity or any other corporation reorganization or sale of shares, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding after the merger or reorganization are owned by persons who were not shareholders immediately prior to the merger or reorganization.

Summary of the Amended Plan

Shares Available for Issuance. The Amended and Restated Stock Option Plan of 1995 (the “Plan”) provides for awards in the form of restricted performance shares, stock options, SARs, or any combination thereof. To date, no awards have been made under the Amended and Restated Plan. The shares of common stock available for issuance under the 1995 Stock Option Plan as of February 24, 2003 are 1,585,710 and will remain available for issuance under the Plan. On January 1, 2004 and each January 1 thereafter for the remaining term of the Plan (the Plan will expire in 2013 unless again extended) shares shall be added to the Plan equal to the least of (i) 2% of the Corporation’s issued and outstanding shares as of the last day of the Corporation’s prior fiscal year, (ii) 675,000 shares, or (iii) such lesser amount as the Board determines. Any shares that have been reserved but not issued under awards during any fiscal year shall remain available for grant during any subsequent fiscal year. In addition, if any restricted performance shares, options or SARs granted under the Plan are forfeited, or if options or SARs terminate for any other reason prior to exercise, then the underlying shares of Common Stock shall again become available for awards. If SARs are exercised for cash, the number of shares underlying such awards shall become available for further awards. Notwithstanding the foregoing, no more than 500,000 shares of Common Stock shall be available for the grant of ISOs over the term of the Plan. The shares available for award hereunder, the grants and the grant limits may be subject to adjustment for stock splits and certain other events.

Administration and Eligibility. The Plan is administered by a committee of the Board whose composition will enable the Plan to qualify (i) under Rule 16b-3 of the Exchange Act with regard to the grant of awards to persons who are subject to Section 16 of the Exchange Act and (ii) under Section 162(m) of the Internal Revenue Code (Code) with regard to any award intended to qualify as performance based compensation. The Committee selects the employees of the Corporation or any subsidiary who will receive awards, determines the size of the award and establishes the vesting or other conditions. All employees of the Corporation (or any subsidiary of the Corporation) are eligible to participate in the Plan. As of January 1, 2003, 37 employees were qualified by the Compensation Committee to participate in the 1995 Stock Option Plan. As of February 24, 2003, the fair market value of a Company common share was $40.72.

Payment. In general, no payment will be required upon receipt of an award.

Restricted Performance Shares. A restricted performance share is an unfunded bookkeeping entry representing the equivalent of one share of Common Stock, and it is nontransferable prior to the holder’s death. A holder of restricted performance shares has no voting rights or other privileges as a shareholder.

Restricted performance shares, when vested, will be settled by distributing shares of Common Stock. The number of shares of Common Stock distributed in settlement of restricted performance shares may be smaller than the number of restricted performance shares granted, depending upon the attainment of performance objectives. These performance conditions may be established pursuant to Code Section 162(m) and many include one or more of the following: (i) earnings, (ii) diluted earnings per share, (iii) revenue and revenue per diluted share, (iv) expenses, (v) share price, (vi) return on equity, (vii) return on equity relative to the average return on equity for similarly sized institutions, (viii) return on assets, (ix) return on assets relative to the average return on assets for similarly sized institutions, (x) efficiency ratio (operating expenses divided by operating revenues), (xi) net loan losses as a percentage of average loans outstanding, (xii) nonperforming assets, and (xiii) nonperforming assets as a percentage of total assets, and may be calculated in accordance with the formula established for a performance period. A performance period shall be any period not exceeding 36 months, as determined by the Committee in its sole discretion. No key employee shall receive a grant for more than 25,000 restricted performance shares with respect to a performance period.

Stock Options. Options may include nonstatutory stock options (NSOs) as well as ISOs intended to qualify for special tax treatment. No optionee shall be granted options during any calendar year in excess of 300,000 shares of Common Stock. The term of an option cannot exceed ten years, and the exercise price of an option must be equal to or greater than the fair market value of the Common Stock on the date of grant.

The exercise price of an option may be paid in any lawful form permitted by the Committee, including (without limitation) the surrender of shares of Common Stock already owned by the optionee. The Plan also allows the optionee to pay the exercise price of an option by giving exercise/sale directions. If exercise/sale directions are given, a number of option shares sufficient to pay the exercise price and any withholding taxes is issued directly to a securities broker selected by the Corporation who, in turn, sells these shares in the open market. The broker remits to the Corporation the proceeds from the sale of these shares, and the optionee receives the remaining option shares or cash.

Stock Appreciation Rights. A SAR permits the participant to elect to receive any appreciation in the value of the underlying stock from the Corporation in cash. No optionee shall be granted SARs during any calendar year in excess of 300,000 shares of the Common Stock of the Corporation. The amount payable on exercise of a SAR is measured by the difference between the market value of the underlying stock at exercise and the exercise price.

Vesting Conditions. As noted above, the Committee determines the number of restricted performance shares, stock options or SARs to be included in the award as well as the vesting and other conditions. The vesting conditions may be based on the employee’s service, his or her individual performance, the Corporation’s performance, or other criteria. It is anticipated that the vesting conditions generally will be based on the employee’s service after the date of grant. Vesting may be accelerated in the event of the employee’s death, disability or retirement and will be fully accelerated in the event of a change in control with respect to the Corporation.

For purposes of the Plan, a change in control includes (i) shareholder approval of a dissolution or liquidation of the Corporation, (ii) a sale of all or substantially all of the Corporation’s assets to another Corporation, (iii) a tender within the meaning of Section 14 of the Exchange Act made for 5% or more of the Corporation’s outstanding common stock by any person other than the Corporation or any of its subsidiaries, or (iv) the consummation of a merger or consolidation of the Corporation into another entity or any other corporate reorganization or sale of shares if more than 50% of the combined voting power of the continuing or surviving entity’s securities is owned by persons who were not shareholders of the Corporation immediately prior to the event in question.

Nontransferability of Awards. Unless the individual award agreement provides otherwise, with respect to awards other than incentive stock options, awards granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Modifications. The Committee is authorized, within the provisions of the Plan, to amend the terms of outstanding restricted performance shares, to modify or extend outstanding options or SARs, or to exchange new options for outstanding options; provided, however, the Committee will not reprice options by canceling and immediately granting options with a lower price.

Federal Income Tax Consequences

The following discussion of the federal income tax consequences of the ISOs and NSOs under the Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NSOs need not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one- and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee’s adjusted basis in the stock (usually the exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO. The Corporation is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Corporation will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

An optionee is not taxed on the grant of a NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Corporation is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Corporation does not receive a deduction for this gain.

New Plan Benefits

The Committee has full discretion to determine the number and amount of options to be granted to employees under the Plan, subject to the Plan’s grant limits. Therefore, the benefits and amounts that will be received by the Chief Executive Officer and the four other most highly compensated executive officers, the executive officers as a group and all other employees are not determinable. Details on stock options granted during the last three years to the Chief Executive Officer and the four other most highly compensated executive officers are presented in the table entitled Summary Compensation Table.

Required Approval

The affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting, but not less than a majority of a quorum, is required to approve the Plan. Properly executed proxies received by the Corporation which have not indicated any vote on the Plan will be voted FOR approval of the Plan.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN.

PROPOSAL 3 — RATIFICATION OF AUDITORS

The Board, upon the recommendation of the Audit Committee, has approved the selection of the firm of KPMG LLP as independent auditor for the Corporation for 2003, to report on the consolidated financial statements of the Corporation, and to perform such other appropriate accounting services as may be required by the Board. The Board recommends that the shareholders vote in favor of ratifying and approving the selection of KPMG LLP for the purposes set forth above. Should the shareholders vote negatively, the Board would consider a change in auditors for the next fiscal year.

Audit Fees

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Corporation’s annual financial statements for the most recent fiscal year (2002) and the reviews of the financial statements included in the Corporation’s Forms 10-Q in 2002 was $292,000.

Financial Information Systems Design and Implementation Fees

KPMG LLP rendered no professional services for financial information systems design and implementation for the most recent fiscal year (2002).

All Other Fees

The aggregate fees billed for services rendered by KPMG LLP, other than for the services described above, for the most recent fiscal year (2002) was $92,375. This included fees paid for other audit services that consisted principally of subsidiary audits and tax compliance fees.

The Audit Committee considered whether the provision of the services other than the audit services is compatible with maintaining KPMG LLP’s independence.

Representatives of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

THE BOARD RECOMMENDS RATIFICATION OF AUDITORS.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of five Directors who meet the independence standards in accordance with the listing standards of the NASDAQ Stock Market and the rules and regulations of the Securities and Exchange Commission. The Audit Committee selects and retains the Corporation’s independent auditors, and assists the Board in its oversight of the integrity of the Corporation’s financial statements. The Audit Committee oversees the performance of the independent auditors in their conduct of the audit. The Audit Committee operates under a written charter adopted by the Board.

On July 30, 2002, the Sarbanes-Oxley Act of 2002 was signed into law. The Audit Committee has met with representatives of management, legal counsel and the independent auditors to further its understanding of the Act’s provisions. It also reviewed processes that are already in place as well as those that will be required to comply with the requirements of the Act as they become effective.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditors. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Corporation’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Corporation’s annual financial statements to generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements and discussed such statements with management and the independent auditors.

Management represented to the Audit Committee that the Corporation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended, including the auditor’s judgment about the quality as well as the acceptability of the Corporation’s accounting principles, as applied in its financial reporting.

The Corporation’s independent auditors also provided to the Audit Committee the written disclosures and the letter from the independent auditors required by the Independence Standards Board No. 1 (Independence Discussions with the Audit Committees). The Audit Committee discussed with the independent auditors the firm’s independence.

Based on the Audit Committee’s discussion with management and the independent auditors, the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also have approved, subject to shareholder ratification, the selection of the Corporation’s independent auditors.

Ronald A. Nelson, Chairman

Louis E. Bartolini Patrick J. Mon Pere	Catherine C. MacMillan Carl. R. Otto

SHAREHOLDER PROPOSAL GUIDELINES

To be considered for inclusion in the Corporation’s Proxy Statement and form of proxy for next year’s Annual Meeting, shareholder proposals must be delivered to the Corporate Secretary (or Assistant Corporate Secretary) of the Corporation, 1108 Fifth Avenue, San Rafael, California 94901, no later than 5:00 p.m. on November 18, 2003. However, if the date of next year’s Annual Meeting is set more than 30 days from the date of this year’s Meeting, the notice must be received by the Corporate Secretary (or Assistant Corporate Secretary) in a reasonable time before we mail our Proxy Statement. All proposals must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if Westamerica (a) receives notice of the proposal before the close of business on February 1, 2004, and advises shareholders in the next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on February 1, 2004.

Notices of intention to present proposals at the 2004 Annual Meeting should be addressed to Westamerica Bancorporation, 1108 Fifth Avenue, San Rafael, California 94901, Attention: Assistant Corporate Secretary. Westamerica reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

Management of the Corporation does not know of any matters to be presented at the Annual Meeting other than those specifically referred to herein. If any other matters should properly come before the Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy intend to vote thereon in accordance with their best business judgment.

The cost of the solicitation of proxies in the accompanying form will be borne by the Corporation. The Corporation has retained the services of Georgeson Shareholder to assist in the proxy distribution at a cost not to exceed $2,000 plus reasonable out-of-pocket expenses. The Corporation will reimburse banks, brokers and others holding stock in their names or names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such stock.

BY ORDER OF THE BOARD OF DIRECTORS

Kris Irvine

Assistant Corporate Secretary

Dated: March 17, 2003

EXHIBIT A

AMENDED AND RESTATED WESTAMERICA BANCORPORATION

STOCK OPTION PLAN OF 1995

I.	DEFINITIONS	A-2
	1. “AWARD”	A-2
	2. “Award Agreement”	A-2
	3. “Board”	A-2
	4. “Code”	A-2
	5. “Committee”	A-2
	6. “Common Stock”	A-2
	7. “Corporation”	A-2
	8. “Employee”	A-2
	9. “Fair Market Value”	A-2
	10. “Grant”	A-2
	11. “GRANTEE”	A-2
	12. “ISO”	A-2
	13. “NQSO”	A-2
	14. “Option Agreement”	A-2
	15. “Option”	A-2
	16. “Optionee”	A-2
	17. “Plan”	A-2
	18. “SAR”	A-2
	19. “Subsidiary”	A-2
	20. “Westamerica Bancorporation”	A-2
II.	PURPOSE	A-3
III.	SHARES SUBJECT TO THE PLAN	A-3
IV.	ADMINISTRATION OF THE PLAN	A-3
	1. Committee Procedures	A-3
	2. Committee Responsibilities	A-3
	3. Modification, Extension and Renewal of Awards	A-4
	4. Limitations on SARs and Options	A-4
IVA.	STOCK APPRECIATION RIGHTS	A-4
V.	ELIGIBLE EMPLOYEES	A-5
VI.	OPTION EXERCISE PRICE	A-5
VII.	PAYMENT OF OPTION EXERCISE PRICE	A-5
VIII.	TERMS AND EXERCISE OF OPTIONS	A-5
IX.	TERMINATION OF EMPLOYMENT	A-6
X.	NON-TRANSFERABILITY	A-6
XI.	RESTRICTED PERFORMANCE SHARE GRANTS	A-6
XII.	ADJUSTMENTS UPON CHANGES IN STOCK	A-7
XIII.	RIGHTS AS A GRANTEE, SHAREHOLDER, OR EMPLOYEE	A-8
XIV.	OTHER PROVISIONS	A-8
XV.	REGISTRATION AND RESALE	A-8
XVI.	EFFECTIVE DATE, TERM AND SHAREHOLDER APPROVAL	A-8
XVII.	AMENDMENT OF PLAN	A-8
XVIII.	TAXES	A-9

I. DEFINITIONS

As used herein, the following terms have the following meanings:

1.	“Award” means an Option, a SAR or a Grant.

2.	“Award Agreement” means a written award agreement duly executed on behalf of the Corporation, delivered to a Grantee, and executed by such Grantee in accordance with Article XIII hereof.

3.	“Board” means the Board of Directors of the Corporation.

4.	“Code” means the Internal Revenue Code of 1986, as amended.

5.	“Committee” means the Committee described in Article IV hereof.

6.	“Common Stock” means the Common Stock of the Corporation.

7.	“Corporation” means Westamerica Bancorporation, a California corporation.

8.	“Employee” means any officer or salaried employee of Westamerica Bancorporation.

9.	“Fair Market Value” shall mean (i) the mean of the highest and lowest selling price of a share of Common Stock on the principal exchange on which the shares are trading, on the first trading day immediately preceding the date on which the Fair Market Value is determined, or (ii) if the shares are not traded on an exchange but are quoted on the Nasdaq National Market System or a successor quotation system, the mean of the highest and lowest selling price on the first trading day immediately preceding the date on which the Fair Market Value is determined, or (iii) if the shares are not traded on an exchange or quoted on the Nasdaq National Market System or a successor quotation system, the fair market value of a share, as determined by the Committee in good faith, and, in the case of ISOs, in accordance with Section 422 of the Code. Such determination shall be conclusive and binding on all persons.

10.	“Grant” means a restricted performance share grant awarded pursuant to Article XI.

11.	“Grantee” means an Employee who has been granted an Award.

12.	“ISO” means a stock option that is intended to meet the requirements of Section 422 of the Code and is designated an Incentive Stock Option or ISO by the Committee.

13.	“NQSO” means an Option that is not an ISO.

14.	“Option Agreement” means a written option agreement duly executed on behalf of the Corporation, delivered to an Optionee, and executed by such Optionee in accordance with Article XIII hereof.

15.	“Option” means either an ISO or an NQSO granted under the Plan and entitling the holder to purchase share(s) of Common Stock.

16.	“Optionee” means an Employee who has been granted an Option.

17.	“Plan” means the Westamerica Bancorporation Stock Option Plan of 1995 (as amended and restated April 24, 2003), as set forth herein.

18.	“SAR” means a stock appreciation right granted pursuant to Article IVA.

19.	“Subsidiary” shall mean any corporation, if the Corporation and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

20.	“Westamerica Bancorporation” means the Corporation or any present or future Subsidiary.

II. PURPOSE

It is the purpose of this amended and restated Plan to provide a means whereby those Employees who have responsibilities for the successful administration and management of Westamerica Bancorporation and whose present and potential contributions to the success of Westamerica Bancorporation are of importance to the Corporation can acquire a proprietary interest in the Corporation, thereby providing an incentive for continuing beneficial services to the Corporation.

III. SHARES SUBJECT TO THE PLAN

1.	The aggregate number of shares reserved for Awards under the Plan prior to this amendment and restatement equals 5,033,267. Beginning with the first fiscal year of the Corporation beginning after the effective date of this amended and restated Plan, on the first day of each fiscal year, shares shall be added to the Plan equal to the least of (i) 2% (two percent) of the shares of Common Stock outstanding as of the last day of the prior fiscal year, (ii) 675,000 shares, subject to adjustment pursuant to Article XII, or (iii) such lesser amount as the Board may determine. Any shares that have been reserved but not issued under Awards during any fiscal year shall remain available for grant during any subsequent fiscal year. Notwithstanding the foregoing, no more than 500,000 shares of Common Stock shall be available for the grant of ISOs over the term of the Plan.

2.	For the purposes of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against such number of shares the Common Stock subject to outstanding Awards. If any Award expires, is canceled, forfeited or terminates for any reason before being exercised, then the shares of Common Stock subject to such Award shall again become available for future Awards under the Plan. In addition, when SARs are surrendered for cash, the shares of Common Stock subject to such SARs shall be restored to the share pool available for future Awards.

IV. ADMINISTRATION OF THE PLAN

1.	Committee Procedures. The Committee shall be designated by the Board and shall have such membership composition which enables (1) the Plan to qualify under Rule16b3 issued under the Securities Exchange Act of 1934 (the “Exchange Act”) with regard to the grant of Awards to persons who are subject to Section 16 of the Exchange Act and (2) any Award intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder, to so qualify. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

2.	Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(a)	To interpret the Plan and to apply its provisions;
(b)	To adopt, amend or rescind rules, procedures and forms relating to the Plan;
(c)	To authorize any person to execute, on behalf of the Corporation, any instrument required to carry out the purposes of the Plan;
(d)	To determine when Awards are to be granted under the Plan;

(e)	To select the recipients of Awards and grant Awards;
(f)	To determine the number of shares to be subject to each Award;
(g)	To prescribe the terms and conditions of each Award, including (without limitation) the exercise price, the vesting or duration of the Award (including accelerating the vesting of the Award), to determine whether an Option is to be classified as an ISO or NQSO, and to specify the provisions of the Award Agreement relating to such Award;
(h)	To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Employee who entered into such agreement;
(i)	To prescribe the consideration for the grant of each Award under the Plan and to determine the sufficiency of such consideration;
(j)	To determine the disposition of each Award under the Plan in the event of an Employee’s divorce or dissolution of marriage;
(k)	To determine whether Options or other Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;
(l)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or any Option or Award Agreement; and
(m)	To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority (1) with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act and (2) to preclude any Award intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder, from so qualifying. All decisions, interpretations and other actions of the Committee shall be final and binding on all Award recipients, and all persons deriving their rights from an Award recipient. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award.

3.	Modification, Extension and Renewal of Awards. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards. Notwithstanding anything herein to the contrary, the exercise price of outstanding Options may not be decreased (except pursuant to Article XII) and Options may not be canceled or forfeited and immediately re-granted to effect the same result. The foregoing notwithstanding, no modification of an Award shall, without the consent of the Employee, impair his rights or increase his obligations under such Award.

4.	Limitations on SARs and Options. No Employee shall be granted SARs or Options during any calendar year in excess of 300,000 shares of Common Stock.

IVA. STOCK APPRECIATION RIGHTS

1.	The Committee shall also have the authority to grant SARs on such terms and conditions as it deems appropriate, consistent with the purposes of the Plan. On surrender of each SAR, the SAR holder shall receive a cash payment equal to the difference obtained by subtracting (1) the Fair Market Value of one share of Common Stock on the surrender date from (2) the Fair Market Value of one share of Common Stock on the date the SAR was granted.

2.	The Committee shall from time to time determine which Employees shall be granted SARs under the Plan, the terms thereof, and the number of SARs to be granted.

3.	The term of a SAR shall be determined by the Committee but in no event shall the term extend beyond ten years from the date of the grant. SARs may be exercisable in full or in installments, as the Committee determines at the date of grant.

4.	The provisions of this Plan applicable to Options shall apply to SARs where the context so permits and as necessary to carry out the purposes of the Plan, as determined by the Committee in its sole discretion.

V. ELIGIBLE EMPLOYEES

1.	The persons who shall be eligible to receive Awards shall be such Employees as the Committee, in its sole discretion, shall select from time to time during the duration of the Plan.

2.	A director of the Corporation or of a Subsidiary shall not be eligible to receive an Award unless such director is also an Employee.

VI. OPTION EXERCISE PRICE

The exercise price of each Option granted hereunder shall be determined by the Committee, but in no event shall be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time such Option is granted, as determined by the Committee. Such exercise price shall be adjusted as provided in Article XII hereof.

VII. PAYMENT OF OPTION EXERCISE PRICE

The exercise price with respect to the Common Stock being purchased by an Optionee upon the exercise of an Option in whole or in part shall be paid in full to the Corporation either (i) in cash, (ii) by delivery of Common Stock owned by the Optionee for such duration as may be specified by the Committee and duly endorsed for transfer to the Corporation, or (iii) a combination of cash and Common Stock. Shares of Common Stock owned by the Optionee and delivered to the Corporation in payment of all or part of the exercise price of an Option shall be valued for this purpose at one hundred percent (100%) of the Fair Market Value of such Common Stock on the day of such exercise, as determined by the Committee. Optionees electing to pay all or part of the exercise price of an Option by delivery of Common Stock shall not be entitled to receive fractional shares to the extent, if any, that the Fair Market Value of such Common Stock exceeds such exercise price, but instead shall be entitled to cash in lieu thereof. To the extent that an Option Agreement so provides, payment may be made all or in part by delivery (on a form approved by the Committee) of an irrevocable direction to the Optionee’s securities broker to sell shares of Common Stock and to deliver all or part of the sale proceeds to the Corporation in payment of the aggregate exercise price and any taxes.

VIII. TERMS AND EXERCISE OF OPTIONS

1.	The term of each Option granted hereunder shall be determined by the Committee, but in no event shall the term of an ISO be greater than ten (10) years from the date of grant or such shorter term as may be fixed by the Committee.

2.	Each Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Option Agreement shall also specify the term of the Option. Subject to the preceding two sentences, the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

3.	Notwithstanding the preceding paragraph, all outstanding Options shall immediately become exercisable in full in the event that either (a) the shareholders of the Corporation approve a dissolution or liquidation of the Corporation or a sale of all or substantially all of the Corporation’s assets to another corporation, or (b) a tender within the meaning of Section 14 of the Exchange Act is made for five percent (5%) or more of the Corporation’s outstanding Common Stock by any person other than the Corporation or any of its Subsidiaries.

IX. TERMINATION OF EMPLOYMENT

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Award following termination of employment with Westamerica Bancorporation, and the right to exercise the Award of any executors or administrators of the Grantee’s estate or any person who has acquired such Award(s) directly from the Grantee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

X. NON-TRANSFERABILITY

Unless the Award Agreement provides otherwise with respect to Awards other than ISOs, no Award may be transferred by an Grantee otherwise than by will or the laws of descent and distribution, and each Award may be exercised, during the Grantee’s lifetime, only by the Grantee.

XI. RESTRICTED PERFORMANCE SHARE GRANTS

1.	The Committee shall also have the authority to award Restricted Performance Share Grants pursuant to agreements with such terms and conditions as it deems appropriate, consistent with the purposes of the Plan. In determining whether or not to award a Grant to a particular individual, the Committee shall consider the performance of Westamerica Bancorporation during the prior year and such individual’s performance during such year.

2.	Such key Employees as shall be selected by the Committee in its sole discretion (hereinafter the “Grant Participants”) shall be eligible to receive Grants hereunder.

3.	The provisions of this Plan applicable to Options shall apply to Grants where the context so permits and as necessary to carry out the purposes of the Plan, as determined by the Committee in its sole discretion.

4.	A Grant shall become vested, in full or in installments, upon satisfaction of the conditions set forth in the Grant Agreement. The Committee in its sole discretion shall determine when all or any installment of a Grant is to vest and when a Grant is to expire or be terminated. Grants shall be made in the form of stock units based on the value of a share of Common Stock, and such Grants shall be settled in the form of cash or shares of Common Stock or any combination of both, and may be made in a lump sum or installments. The actual number of Grants eligible for settlement may be larger or smaller than the number included in the Grant Agreement, based on predetermined performance factors. Such performance factors may be established pursuant to the requirements of Section 162(m) of the Code and may include one or more of the following: (i) earnings, (ii) diluted earnings per share, (iii) revenue and revenue per diluted share, (iv) expenses, (v) share price, (vi) return on equity, (vii) return on equity relative to the average return on equity for similarly sized institutions, (viii) return on assets, (ix) return on assets relative to the average return on assets for similarly sized institutions, (x) efficiency ratio (operating expenses divided by operating revenues), (xi) net loan losses as a percentage of average loans outstanding, (xii) nonperforming assets and (xiii) non performing assets as a percentage of total assets, and may be calculated in accordance with the formula established for a “performance period.” A performance period shall be any period not exceeding 36 months, as determined by the Committee in its sole discretion. No key employee shall receive a Grant for more than 25,000 stock units with respect to a performance period. Before any shares of Common Stock and/or cash are paid with respect to a performance period that is intended to comply with Section 162(m) of the Code, the Committee shall certify in writing that the performance factors for such period have been satisfied.

5.	All outstanding Grants shall immediately be deemed to be fully vested and the appropriate number of shares of Common Stock shall be issued to the Grant Participants in the event that either (i) the shareholders of the Corporation approve a dissolution or liquidation of the Corporation or a sale of all or substantially all of the Corporation’s assets to another corporation, or (ii) a tender within the meaning of Section 14 of the Exchange Act is made for five percent (5%) or more of the Corporation’s outstanding Common Stock by any person other than the Corporation or any of its Subsidiaries.

XII. ADJUSTMENTS UPON CHANGES IN STOCK

1.	Subject to all of the restrictions, conditions and performance criteria otherwise applicable to an Award, in the event (a) of an increase or decrease in the number of shares of Common Stock, (b) that shares of Common Stock shall be changed into or exchanged for a different number or kinds of shares of stock or other securities of the Corporation or of another corporation, whether through merger, consolidation, reorganization, recapitalization, or otherwise, or (c) a stock dividend is paid to holders of Common Stock or a stock split or reverse stock split is effected, then the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the number and type of shares or other securities appropriated for purposes of the Plan pursuant to Article III hereof but not yet covered by Awards, (ii) the number and type of shares or other securities subject to each Award then outstanding, (iii) the exercise price of each Award then outstanding, (iv) the maximum number and type of shares or other securities that may be made subject to ISOs and (v) the maximum number of and type of shares or other securities with respect to which Awards may be granted during any calendar year under the Plan, in each case, so that such adjustments do not constitute a modification within the meaning of Section 424 of the Code and only to the extent otherwise permitted under Sections 422 and 424 of the Code or, in the case of Awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code in such a manner to not adversely affect such intended treatment.

2.	In the event of the consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization or sale of shares, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization or sale of shares is owned by persons who were not shareholders of the Corporation immediately prior to such event, then all outstanding Awards shall become fully vested and immediately exercisable.

XIII. RIGHTS AS A GRANTEE, SHAREHOLDER, OR EMPLOYEE

Nothing contained in the Plan, in any resolution adopted by the Board, in any approval by the shareholders of the Corporation or in any action taken by the Committee shall vest in any individual employed by the Corporation or by any Subsidiary the right to receive any Award under the Plan. No person shall acquire any rights as contemplated by or pursuant to the Plan unless and until a written Option or Award Agreement shall have been duly executed on behalf of the Corporation by such officer and officers as the Committee shall designate for such purpose, delivered to the Grantee named therein, and executed by him. No person shall have any rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of a stock certificate to the Grantee for such shares. Nothing contained in the Plan shall confer, and each Option or Award Agreement shall expressly provide that the granting of an Award does not confer on any Employee, any right to or guarantee of continued employment by Westamerica Bancorporation, or in any way limit the right of Westamerica Bancorporation to terminate the employment of any Employee at any time and for any reason.

XIV. OTHER PROVISIONS

Notwithstanding the express provisions of the Plan, any Award may be granted on such additional or more restrictive terms as the Committee shall deem advisable consistent with the Plan.

XV. REGISTRATION AND RESALE

The Plan, the shares of Common Stock subject thereto, and the Awards granted thereunder may, in the discretion of the Board, be registered under the Securities Act of 1933, as amended, or under the securities laws of any state. As a condition to the grant of any Award under the Plan or the issuance of shares of Common Stock upon the exercise thereof, the Committee may require that the Employee agree to comply with such provisions of federal and state securities laws as may be applicable to such grant or issuance or the sale of shares acquired thereby and deliver to the Corporation a written agreement in form and substance satisfactory to the Corporation and its counsel implementing such agreement.

XVI. EFFECTIVE DATE, TERM AND SHAREHOLDER APPROVAL

The Plan shall become effective upon approval by the shareholders of the Corporation and shall remain in effect until April 24, 2013, unless it is sooner terminated by the Board. In any event, the Plan shall terminate no later than April 24, 2013, and no Awards may be granted under the Plan thereafter.

XVII. AMENDMENT OF PLAN

The Board may at any time in its discretion terminate, suspend, revise, modify, or amend the Plan in any manner whatsoever. An amendment of the Plan shall be subject to the approval of the shareholders of the Corporation only to the extent required by applicable laws, regulations or rules.

XVIII. TAXES

As a condition to the grant, exercise or settlement of an Award, the Employee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local tax obligations that may arise in connection with such grant, exercise or settlement. The Employee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local tax obligations that may arise in connection with the disposition of shares acquired by exercising an Award. Such arrangements may include, without limitation, share withholding or the delivery of previously owned shares of Common Stock in accordance with the Committee’s rules.

This Plan is adopted this 24th day of April, 2003.

WESTAMERICA BANCORPORATION

By
Name

Its
Title

[LOGO OF WESTAMERICA BANCORPORATION]

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MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
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ADD 3
ADD 4	Holder Account Number
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ADD 6	C 1234567890 J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

A	Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold

01 E. Allen	☐	☐	05 C. MacMillan	☐	☐	09 D. Payne	☐	☐

02 L. Bartolini	☐	☐	06 P. Mon Pere	☐	☐	10 E. Sylvester	☐	☐

03 A. Latno, Jr.	☐	☐	07 R. Nelson	☐	☐

04 P. Lynch	☐	☐	08 C. Otto	☐	☐

B	Issues

The Board of Directors recommends a vote FOR the following resolutions.

	For	Against	Abstain
I PLAN TO ATTEND THE MEETING.
Ratification of Auditors.	☐	☐	☐	If you mark this box to the right an admission card will be sent to you. ☐

Approval of Stock Option Plan of 1995, as amended and restated.	☐	☐	☐

C	Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. If acting as attorney, executor, trustee or in other representative capacity, please sign name and title. Receipt is hereby acknowledged of the Proxy Statement for the Meeting.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

/ /

1 U P X         H H H         P P P P         0015861

Proxy – Westamerica Bancorporation

Voting Instructions

TO THE TRUSTEE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WESTAMERICA BANCORPORATION

For the Annual Meeting of Shareholders on April 24, 2003.

The undersigned holder hereby authorizes and instructs the Trustee of the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan to represent and vote, as designated below, all shares of Common Stock of Westamerica Bancorporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at the Fairfield Center for Creative Arts, 1035 West Texas Street, Fairfield, California at 11:00 a.m. P.S.T. on Thursday, April 24, 2003 and any postponement or adjournment thereof.

These voting instructions to the Trustee, when properly executed, will be voted as directed herein by the undersigned shareholder. If no instructions are received, the Trustee will vote all of the shares for which you are entitled to provide instruction in the same proportion as shares for which instructions are received. The Trustee may vote according to its discretion on any other matter which may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND MAIL THESE VOTING INSTRUCTIONS PROMPTLY,

USING THE ENCLOSED ENVELOPE.

(Continued, and to be signed on the other side)

Dear Participant:	March 17, 2003

As a participant in the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (the “Plan”), you have an interest in the Annual Meeting of Shareholders of Westamerica Bancorporation which will be held on Thursday, April 24, 2003 (the “Meeting”). You may direct the Trustee of the Plan how to vote all full and fractional shares of Westamerica Bancorporation stock standing to the credit of your individual account(s) (from the Supplemental Retirement Plan Account, Employer Matching Contributions and Employee Contributions) as of February 24, 2003.

For your information, we have enclosed a copy of the Proxy Statement and the Annual Report supplied to shareholders of Westamerica Bancorporation. The enclosed Proxy Statement describes three proposals to be voted on by the shareholders of Westamerica Bancorporation at the Meeting. The Board of Directors of Westamerica Bancorporation recommends a vote FOR PROPOSALS 1, 2 AND 3. Please instruct the Trustee how to vote on these proposals by indicating your selection on the reverse Proxy.

If the Trustee does not receive written instructions from you before 12:00 midnight, C.T. on April 21, 2003, it will vote all the shares for which you are entitled to provide instruction in the same proportion as shares for which instructions are received. Under the terms of the Plan, with respect to fractional shares in plan accounts (from the Supplemental Retirement Plan Account, Employer Matching Contribution and Employee Contributions), the Trustee may pool the results of instructions received from all participants to whom fractional shares have been allocated and vote such shares accordingly.

The Trustee may also use its discretion in voting on any other business which may properly be brought before the Meeting (or any postponement or adjournment thereof) that was not specified in the Notice of Annual Meeting of Shareholders. Please instruct the Trustee how to vote your shares. A return envelope is enclosed for your convenience.

Sincerely yours,

Kris Irvine

Assistant Corporate Secretary

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet
• Call toll free 800-811-1470 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
• Enter the Holder Account Number (excluding the letter “C”) and Proxy Access Number located below.	• Enter the information requested on your computer screen and follow the simple instructions.
• Follow the simple recorded instructions.
Option 1: To vote as the Board of Directors recommends on ALL proposals: Press 1.
When asked, please confirm your vote by pressing 1.
Option 2: If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.
HOLDER ACCOUNT NUMBER C0123456789	PROXY ACCESS NUMBER 12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 12:00 midnight, Central Time, on April 21, 2003.

THANK YOU FOR VOTING

[LOGO OF WESTAMERICA BANCORPORATION]

000000 0000000000 0 0000

000000000.000 ext
000000000.000 ext
000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3
ADD 4	Holder Account Number
ADD 5
ADD 6	C 1234567890 J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

A	Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold

01 E. Allen	☐	☐	05 C. MacMillan	☐	☐	09 D. Payne	☐	☐

02 L. Bartolini	☐	☐	06 P. Mon Pere	☐	☐	10 E. Sylvester	☐	☐

03 A. Latno, Jr.	☐	☐	07 R. Nelson	☐	☐

04 P. Lynch	☐	☐	08 C. Otto	☐	☐

B	Issues

The Board of Directors recommends a vote FOR the following resolutions.

	For	Against	Abstain
I PLAN TO ATTEND THE MEETING.
Ratification of Auditors.	☐	☐	☐	If you mark this box to the right an admission card will be sent to you. ☐

Approval of Stock Option Plan of 1995, as amended and restated.	☐	☐	☐

C	Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. If acting as attorney, executor, trustee or in other representative capacity, please sign name and title. Receipt is hereby acknowledged of the Proxy Statement for the Meeting.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

/ /

1 U P X         H H H         P P P P         0015862

Proxy – Westamerica Bancorporation

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WESTAMERICA BANCORPORATION

for the Annual Meeting of Shareholders on April 24, 2003

The undersigned holder hereby authorizes A. Latno, Jr., R. Nelson and E. Sylvester, each with full power of substitution, to represent and vote, as designated on the reverse side, all shares of Common Stock of Westamerica Bancorporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at the Fairfield Center for Creative Arts, 1035 West Texas Street, Fairfield, California at 11:00 a.m. P.S.T. on Thursday, April 24, 2003 upon the matters set forth on the reverse side of this Proxy and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

This Proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is indicated, this Proxy will be voted FOR all nominees, FOR Proposal 2 and FOR Proposal 3.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

(Continued, and to be signed on the other side)

Meeting Ticket Request Instructions

WESTAMERICA BANCORPORATION ANNUAL MEETING OF SHAREHOLDERS

11:00 A.M. P.S.T. THURSDAY, APRIL 24, 2003, FAIRFIELD CENTER FOR CREATIVE ARTS, FAIRFIELD, CALIFORNIA

You can avoid registration lines by obtaining tickets in advance. If you plan to attend the Meeting, please mark the “I Plan to Attend the Meeting” box on your Proxy Card and return it in the enclosed pre-addressed return envelope to Westamerica Bancorporation, P.O. Box 2000, Bedford Park, IL 60499-9910. You will be mailed a ticket entitling admission.

Because of seating limitations, your ticket is valid for admission of up to two people. If you desire additional tickets, please call Westamerica Bancorporation at (707) 863-6809.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet
• Call toll free 800-811-1384 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
• Enter the Holder Account Number (excluding the letter “C”) and Proxy Access Number located below.	• Enter the information requested on your computer screen and follow the simple instructions.
• Follow the simple recorded instructions.
Option 1: To vote as the Board of Directors recommends on ALL proposals: Press 1.
When asked, please confirm your vote by pressing 1.
Option 2: If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.
HOLDER ACCOUNT NUMBER C0123456789	PROXY ACCESS NUMBER 12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 12:00 midnight, Central Time, on April 23, 2003.

THANK YOU FOR VOTING

[LOGO OF WESTAMERICA BANCORPORATION]

000000 0000000000 0 0000

000000000.000 ext
000000000.000 ext
000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3
ADD 4	Holder Account Number
ADD 5
ADD 6	C 1234567890 J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold

01 E. Allen	☐	☐	05 C. MacMillan	☐	☐	09 D. Payne	☐	☐

02 L. Bartolini	☐	☐	06 P. Mon Pere	☐	☐	10 E. Sylvester	☐	☐

03 A. Latno, Jr.	☐	☐	07 R. Nelson	☐	☐

04 P. Lynch	☐	☐	08 C. Otto	☐	☐

B	Issues

The Board of Directors recommends a vote FOR the following resolutions.

	For	Against	Abstain
I PLAN TO ATTEND THE MEETING.
Ratification of Auditors.	☐	☐	☐	If you mark this box to the right an admission card will be sent to you. ☐

Approval of Stock Option Plan of 1995, as amended and restated.	☐	☐	☐

C	Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. If acting as attorney, executor, trustee or in other representative capacity, please sign name and title. Receipt is hereby acknowledged of the Proxy Statement for the Meeting.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

/ /

1 U P X         H H H         P P P P         0015863

Proxy—Westamerica Bancorporation

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WESTAMERICA BANCORPORATION

for the Annual Meeting of Shareholders on April 24, 2003

The undersigned holder hereby authorizes A. Latno, Jr., R. Nelson and E. Sylvester, each with full power of substitution, to represent and vote, as designated on the reverse side, all shares of Common Stock of Westamerica Bancorporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at the Fairfield Center for Creative Arts, 1035 West Texas Street, Fairfield, California at 11:00 a.m. P.S.T. on Thursday, April 24, 2003 upon the matters set forth on the reverse side of this Proxy and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

This Proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is indicated, this Proxy will be voted FOR all nominees, FOR Proposal 2 and FOR Proposal 3.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

(Continued, and to be signed on the other side)

Meeting Ticket Request Instructions

WESTAMERICA BANCORPORATION ANNUAL MEETING OF SHAREHOLDERS

11:00 A.M. P.S.T. THURSDAY, APRIL 24, 2003, FAIRFIELD CENTER FOR CREATIVE ARTS, FAIRFIELD, CALIFORNIA

You can avoid registration lines by obtaining tickets in advance. If you plan to attend the Meeting, please mark the “I Plan to Attend the Meeting” box on your Proxy Card and return it in the enclosed pre-addressed return envelope to Westamerica Bancorporation, P.O. Box 2000, Bedford Park, IL 60499-9910. You will be mailed a ticket entitling admission.

Because of seating limitations, your ticket is valid for admission of up to two people. If you desire additional tickets, please call Westamerica Bancorporation at (707) 863-6809.